EXHIBIT (99.1)

For Immediate Release

December 14, 2004

Investor Relations Contact: Lou Walters 973-882-7260

Covanta Lake Signs New Long-term Waste Disposal Agreement with Lake County

     TAVARES, FL – Covanta Lake II, Inc., a subsidiary of Covanta Energy Corporation and owner and operator of the 528-ton-per-day waste-to-energy facility in Okahumpka, Florida has signed a new waste disposal agreement with Lake County, Florida. The new agreement provides that Covanta Lake will provide disposal service to the County through 2014 for its non-recycled municipal solid waste. The County estimates the new agreement will save Lake County taxpayers $37.4 million over the next 10 years.

     The implementation of the agreement with Lake County follows the confirmation of Covanta Lake’s Chapter 11 reorganization plan on December 1, 2004 and marks the resolution of all outstanding disputes between the parties.

     “We are very pleased to reach this agreement with the County that will simplify the contract and align our interests such that we can move forward to forge a mutually beneficial relationship,” said Anthony Orlando, President and CEO of Covanta Energy Corporation. “Since we began operations in 1991, Covanta’s employees at the Lake Facility have done an outstanding job providing the County with superior service and we look forward to continuing to do so for many years to come.”

     “Lake County is very pleased to enter into this new agreement with Covanta,” said Commissioner Welton Cadwell “We look forward to building on the new foundation the agreement provides to further improve this public-private partnership that benefits all Lake County citizens.”

     “Since beginning operations in 1991,” continued Commissioner Cadwell “the Lake facility has processed more than 2.2 million tons of waste, helping preserve space at the county landfill in Astatula and saving more than 3.2 million barrels of oil that otherwise would have been needed to generate electricity. That’s a record we can all be proud of.”

     The Lake facility, which employs 34 residents of Lake and Sumter counties, operates 24 hours a day, 365 days a year, throughout holidays and major weather events such as the recent hurricanes that struck Florida. Covanta personnel have operated the facility since it began commercial operations in March 1991.

     Using only municipal solid waste as fuel to generate electricity, the facility operates at combustion temperatures ranging up to 1,800 degrees Fahrenheit, firing two boilers that help generate up to 12.5 megawatts of electricity. The power is sold to Progress Energy Corp and is enough to light up about 12,500 homes and businesses.

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Covanta Lake Signs New Service Agreement with Lake County (Page 2)

     Emissions from the facility are processed though a sophisticated system of filters that make waste-to-energy a clean source of renewable energy. In 2003, the federal Environmental Protection Agency said modern waste-to-energy facilities such as Covanta Lake generate electricity with “less environmental impact than almost any other source of electricity.”

About Covanta Energy

Covanta Energy Corporation is an internationally recognized owner and operator of power generation projects. Covanta waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States. Covanta Energy Corporation is a wholly-owned subsidiary of Danielson Holding Corporation.

Danielson is an American Stock Exchange listed company (AMEX:DHC), engaging in the energy, financial services and specialty insurance businesses through its subsidiaries. Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson and Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson or Covanta. Although Danielson and Covanta believe that their plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Danielson’s and Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and neither Danielson nor Covanta has any or has undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION
Louis D. Walters
Danielson Holding Corporation
(973) 882-7260

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